Exhibit K.10

TORTOISE CAPITAL RESOURCES CORPORATION
(a Maryland corporation)
185,006 Warrants
185,006 Common Shares
REGISTRATION RIGHTS AGREEMENT
Dated: April __, 2007

TORTOISE CAPITAL RESOURCES CORPORATION
(a Maryland corporation)
185,006 Warrants
185,006 Common Shares
REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (the “Agreement”) is made and entered into as of April ___, 2007, by and among Tortoise Capital Resources Corporation, a Maryland corporation (the “Company”) and each of the undersigned purchasers (individually, a “Purchaser” and collectively, the “Purchasers”) pursuant to certain Purchase Agreements, dated December 22, 2006 (the “Purchase Agreements”), by and among the Company, the Purchasers and Tortoise Capital Advisors, LLC (“Tortoise Capital Advisors”).
     In order to induce the investors who are purchasing the Preferred Shares and Warrants (as defined herein) to purchase such Preferred Shares and Warrants, the Company agreed to provide the registration rights set forth in this Agreement. As used in this Agreement, the terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms shall, in each case, refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.
     The Company agrees with the Purchasers (i) for their benefit as Purchasers and (ii) for the benefit of the beneficial owners from time to time of the Securities (as defined herein) and the Additional Securities (as defined herein), as follows:
1. Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth in the Purchase Agreements. As used in this Agreement, the following terms shall have the following meanings:
     (a) “Additional Securities” means Common Shares or other securities issued in respect of the Securities by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for or replacement of such shares or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Preferred Shares or Warrants.
     (b) “Affiliate” means, with respect to any specified person, an “affiliate,” as defined in Rule 144, of such person.
     (c) “Agreement” has the meaning set forth in the preamble hereto.
     (d) “Business Day” means with respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or other applicable place where such act is to occur are authorized or obligated by applicable law, regulation or order to close.
     (e) “Claim” has the meaning set forth in Section 10(n) hereof.

     (f) “Comfort Letter” has the meaning set forth in Section 4(t) hereof.
     (g) “Common Shares” means the shares of common stock, $0.001 par value per share, of the Company.
     (h) “Company” has the meaning set forth in the preamble hereto.
     (i) “End of Suspension Notice” has the meaning set forth in Section 5(b) hereof.
     (j) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
     (k) “Free Writing Prospectus” shall have the meaning set forth in Rule 405 of the Securities Act.
     (l) “Holder” means each Purchaser and its direct or indirect transferees, so long as such Purchaser or transferee owns any Registrable Securities.
     (m) “IPO” means the sale of Common Shares in an underwritten initial public offering registered under the Securities Act.
     (n) “Investment Advisory Agreement” means that certain Investment Advisory Agreement, dated as of January 1, 2007, by and between the Company and Tortoise Capital Advisors.
     (o) “Investment Representation, Transfer and Market Stand-Off Agreement” means the Investment Representation, Transfer and Market Stand-Off Agreements required to be executed and delivered to the Company by any transferee of the Securities.
     (p) “NASD” means the National Association of Securities Dealers, Inc.
     (q) “Opinion” has the meaning set forth in Section 4(t) hereof.
     (r) “Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments and any prospectus filed with respect to any Registration Statement pursuant to Rule 424 under the Securities Act, and all materials incorporated by reference or deemed to be incorporated by reference in such Prospectus.
     (s) “Preferred Shares” means the shares of preferred stock, par value $.001 per share, of the Company.
     (t) “Registrable Securities” means the Warrants, all Common Shares issuable upon exercise of the Warrants, and any Additional Securities, upon original issuance thereof, and at all times subsequent thereto, including upon the transfer thereof by the original holder or any subsequent holder, until, in the case of any such Additional Securities, as applicable, the earliest to occur of:
     (i) the second anniversary of the initial effective date of the Shelf Registration Statement or, in the case of any Additional Securities for which tacking under Rule 144 is not available and which are not included in the Shelf Registration Statement, until the second anniversary of the issuance of the Additional Securities;
     (ii) the date on which all such shares have been sold pursuant to a Registration Statement or distributed to the public pursuant to Rule 144;
     (iii) the date on which, in the opinion of counsel to the Company, all such shares not held by Affiliates of the Company are eligible for sale without registration under the Securities Act pursuant to subparagraph (k) of Rule 144 and any applicable legend restricting further transfer of such shares has been removed; or
     (iv) the date on which all such shares are sold to the Company or any of its subsidiaries.
     (u) “Registration Expenses” means all fees and expenses incurred in connection with the performance by the Company of its obligations under this Agreement whether or not any of the Registration Statements are filed or declared effective under the Securities Act, including, without limitation: (i) all registration and filing fees and expenses (including, without limitation, fees and expenses (x) with respect to filings required to be made with the NASD and (y) of compliance with federal securities laws and state securities or “blue sky” laws (including, without limitation, reasonable fees and disbursements of counsel in connection with “blue sky” qualification of any of the Registrable Securities and the preparation of a “blue sky” memorandum, if any)), (ii) all printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company, if any, and printing Prospectuses), (iii) all duplication and mailing expenses relating to copies of any Registration Statement or Prospectus delivered to any Holder hereunder, (iv) all fees and disbursements of counsel for the Company and the fees and disbursements of Selling Holders’ Counsel, if any, in connection with the Registration Statement, (v) all fees and disbursements of the registrar and transfer agent for the Common Shares, (vi) Securities Act liability insurance obtained by the Company in its sole discretion, (vii) the internal expenses of the Company and its Affiliates (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), (viii) the expenses of any special audit, annual audit or quarterly review and “cold comfort” letters required by or incident to such performance, (ix) the fees and expenses incurred in connection with the listing by the Company of the Registrable Securities on any securities exchange or quotation system and (x) the fees and expenses of any person, including, without limitation, special experts, retained by the Company.

     (v) “Registration Statement” means any Shelf Registration Statement, Subsequent Shelf Registration Statement, Additional Shelf Registration Statement, or other registration statement of the Company that covers the resale of any Registrable Securities, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.
     (w) “Regulation D” means Regulation D (Rules 501-508) under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
     (x) “Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
     (y) “Rule 144A” means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
     (z) “Rule 158” means Rule 158 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
     (aa) “Rule 415” means Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
     (bb) “Rule 424” means Rule 424 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
     (cc) “Rule 429” means Rule 429 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
     (dd) “SEC” means the Securities and Exchange Commission.
     (ee) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.
     (ff) “Selling Holders’ Counsel” means one counsel for the Holders that is selected by the Holders holding a majority of the Registrable Securities included in any Registration Statement, with such selection being effective by written consent of a majority of the beneficial Holders of the Registrable Securities; provided, that if no such counsel is selected prior to the time any activity is required hereunder relating to such counsel, upon appointment of any such counsel in the manner set forth herein, the Company will at such point treat such counsel as the Selling Holders’ Counsel; provided further, that in the event Holders have not made any such selection, the Company will use its good faith efforts to facilitate Holders making such a selection and shall at such time fulfill any obligations as would have been required in this Agreement with respect to such counsel.
     (gg) “Securities” means shares of Preferred Shares and Warrants initially sold by the Company in accordance with the Purchase Agreements and Regulation D and pursuant to a Subscription Agreement and all Common Shares issuable upon the exercise of the Warrants.
     (hh) “Shelf Registration Statement” has the meaning set forth in Section 2(a) hereof.
     (ii) “Subscription Agreement” means the subscription agreements entered into by each Purchaser.
     (jj) “Subsequent Shelf Registration Statement” has the meaning set forth in Section 2(c) hereof.
     (kk) “Suspension Event” has the meaning set forth in Section 5(a) hereof.
     (ll) “Suspension Notice” has the meaning set forth in Section 5(a) hereof.
     (mm) “Tortoise Capital Advisors” has the meaning set forth in the preamble hereto.
     (nn) “Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.
     (oo) “Warrants” means the warrants of the Company which entitle the holder to purchase one common share of the Company upon exercise.
2. Registration Rights.
     (a) Mandatory Shelf Registration. As set forth in Section 4 hereof, the Company agrees to use its best efforts to file with the SEC promptly following the earlier to occur of (i) June 8, 2007, or (ii) nine (9) months after completion of the IPO, a Shelf Registration Statement on Form N-2 or such other form under the Securities Act then available to the Company providing for the resale, pursuant to Rule 415, from time to time by the Holders of any and all Registrable Securities (including for the avoidance of doubt any Additional Securities that are issued prior to the effectiveness of such shelf Registration Statement) (such registration statement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the “Shelf Registration Statement”). The Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the SEC as promptly as practicable but in any event on or prior to the 75th day following such filing. Any Shelf Registration Statement shall provide for the resale, from time to time and pursuant to any method or combination of methods legally available (including, without limitation, an Underwritten Offering, a direct sale to purchasers, a sale through brokers or agents or a sale over the internet) by the Holders, of any and all Registrable Securities.
     (b) [Reserved]
     (c) Subsequent Registration. If, following an IPO, the Company proposes to file with the SEC at any time a registration statement on Form N-2 or such other form under the Securities Act providing for a follow-on public offering of Common Shares (any such registration statement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, a “Subsequent Shelf Registration Statement”) then the Company will notify each Holder in writing of the filing (including notifying each Holder of the identity of the managing underwriters of such subsequent public offering), within five Business Days after the filing thereof, and afford each Holder an opportunity within the 15-Business Day period designated in such notice to include in such Subsequent Shelf Registration Statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such Subsequent Shelf Registration Statement all or part of the Registrable Securities held by such Holder shall, within 15 Business Days after receipt of the above-described notice by the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such Subsequent Shelf Registration Statement. Any election by any Holder to include any Registrable Securities in such Subsequent Shelf Registration Statement will not affect the inclusion of such Registrable Securities in the Shelf Registration Statement until such Registrable Securities have been sold under the Subsequent Shelf Registration Statement; provided, however, that at such time of sale, the Company shall have the right to remove from the Shelf Registration Statement the Registrable Securities sold pursuant to the Subsequent Shelf Registration Statement. For the avoidance of doubt, if the Shelf Registration Statement is declared effective by the SEC prior to the filing of a Subsequent Shelf Registration Statement, Registrable Securities will not be entitled to be included in the Subsequent Shelf Registration Statement.
     (d) Provisions Applicable to IPO Registration Statement or Subsequent Shelf Registration Statement.
     (i) Right to Terminate IPO Registration Statement or Subsequent Shelf Registration Statement. At any time, the Company shall have the right to terminate or withdraw any Subsequent Shelf Registration Statement referred to in Section 2(c) whether or not any Holder has elected to include Registrable Securities in such registration; provided, however, that the Company must provide each Holder that elected to include any Registrable Securities in such Subsequent Shelf Registration Statement prompt notice of such termination. Furthermore, in the event the Subsequent Shelf Registration Statement is not declared effective by the SEC within 75 days following the initial filing of the Subsequent Shelf Registration Statement, unless a road show for the Underwritten Offering pursuant to the Subsequent Shelf Registration Statement is in progress at such time, the Company shall promptly provide a new notice in writing substantially the same as the original notice described above to all Holders giving the Holders, as applicable, a further opportunity to elect to include Registrable Securities in the pending Subsequent Shelf Registration Statement. Each Holder desiring to include in any such Subsequent Shelf Registration Statement all or part of the Registrable Securities held by such Holder shall, within 15 Business Days after receipt of the above-described notice by the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such Subsequent Shelf Registration Statement.
     (ii) Shelf Registration not Impacted by Subsequent Shelf Registration Statement. The Company’s obligation to file the Shelf Registration Statement pursuant to Section 2(a) hereof and keep effective such Shelf Registration Statement shall not be affected by the filing or effectiveness of a Subsequent Shelf Registration Statement, except to the extent Registrable Securities are sold pursuant to a Subsequent Shelf Registration Statement, in which case, the Company shall have the right to remove from such Shelf Registration Statement the Registrable Securities sold pursuant to the Subsequent Shelf Registration Statement.
     (iii) Selection of Underwriter. The Company shall have the sole right to select the managing or co-lead underwriter(s) for its IPO or any follow-on public offering, regardless of whether any Registrable Securities are included in a Subsequent Shelf Registration Statement as provided above. The right of any such Holder’s Registrable Securities, as applicable, to be included in any Subsequent Shelf Registration Statement pursuant to Section 2(c) shall be conditioned upon such Holder’s participation, as applicable, in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities, as applicable, in the Underwritten Offering to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such Underwritten Offering shall enter into an underwriting agreement in customary form with the managing underwriters selected by the Company for such underwriting and complete and execute any questionnaires, powers-of-attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Company such information in writing as the Company may reasonably request for inclusion in any Subsequent Shelf Registration Statement; provided, however, that no Holder who is not an affiliate of the Company or Tortoise Capital Advisors shall be required to make any representations or warranties to or agreements (including indemnities) with the Company or the underwriters other than representations, warranties or agreements (including indemnities) as are customary and reasonably requested by the Company or the underwriters with the understanding that the foregoing shall be several, not joint and several, and no such agreement (including indemnities) shall require any Holder to be liable for an amount in excess of the gross proceeds received by such Holder through such Underwritten Offering. Notwithstanding any other provision of this Agreement, if the managing underwriters determine in good faith that marketing factors require a limitation on the number of shares to be included, then the managing underwriters may exclude shares (including Registrable Securities) from the Subsequent Shelf Registration Statement and any Common Shares included in a Subsequent Shelf Registration Statement shall be allocated, first, to the Company, second, to each of the holders pursuant to registration rights agreements dated December 8, 2005 and January 9, 2006 between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Stifel, Nicolaus & Company, Incorporated (the “Existing Registration Rights Agreements”) requesting inclusion of their registrable securities under the Existing Registration Rights Agreements in such Subsequent Shelf Registration Statement, and third, to each of the Holders hereunder, on a pro rata basis based on the total number of Registrable Securities then held by each such Holder requesting inclusion.
     If any Holder disapproves of the terms of any Underwritten Offering that is undertaken by the Company in accordance with the terms hereof, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s), delivered at least five (5) Business Days prior to the effective date of the Subsequent Shelf Registration Statement; provided, however, that if, in the opinion of counsel, such withdrawal would necessitate a re-circulation of the Prospectus to investors, such Holder shall be required to deliver such written notice at least 10 Business Days prior to the effective date of such Subsequent Shelf Registration Statement. Any Registrable Securities excluded or withdrawn from such Underwritten Offering shall be excluded and withdrawn from such Subsequent Shelf Registration Statement.
     (iv) Hold-Back Agreement. By electing to include Registrable Securities in a Subsequent Shelf Registration Statement, if any, each Holder shall be deemed to have agreed not to effect any sale or distribution of securities of the Company of the same or similar class or classes of the securities included in such Subsequent Shelf Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A, during such periods as reasonably requested by the managing underwriter(s) of the Underwritten Offering pursuant to a Subsequent Shelf Registration Statement (but in no event for a period longer than 180 days or 90 days following the effective date of such Subsequent Shelf Registration Statement), provided that each of Tortoise Capital Advisors and its Affiliates and each executive officer, director, stockholder, member, partner or manager of any of the foregoing that hold Common Shares or securities convertible into or exchangeable or exercisable for Common Shares are subject to the same restriction for the entire time period required of the Holders hereunder.
     (e) Registrable Securities not Included under Subsequent Shelf Registration Statement. If Registrable Securities were otherwise not included in a Subsequent Shelf

Registration Statement because (i) a Subsequent Shelf Registration Statement is withdrawn prior to the distribution of all Registrable Securities registered thereunder, (b) the underwriters exercise their right to exclude any Registrable Securities from such Subsequent Shelf Registration Statement, or (c) any Registrable Securities are otherwise not offered an opportunity to be registered under and distributed pursuant to such Subsequent Shelf Registration Statement, then the Company will be obligated to file an additional shelf registration statement relating to any Registrable Securities not included in and distributed pursuant to such Subsequent Shelf Registration Statement (y) within thirty (30) days of the withdrawal or abandonment of the offering pursuant to such Subsequent Shelf Registration Statement or (z) within one hundred eighty (180) days of the consummation of the offering pursuant to such Subsequent Shelf Registration Statement, providing for the resale of the Registrable Securities pursuant to Rule 415 from time to time by the Holders (such registration statement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, an “Additional Shelf Registration Statement”) in the same manner, and subject to the same provisions in this Agreement as the Shelf Registration Statement, provided that the provisions of Sections 2(a), 2(c) and 2(d) shall not apply to any Additional Shelf Registration Statement.
     (f) Expenses. The Company shall pay all Registration Expenses in connection with the registration of the Registrable Securities pursuant to this Agreement. Each Holder participating in a registration pursuant to this Section 2 shall bear such Holder’s proportionate share (based on the total number of Registrable Securities sold in such registration) of all discounts and commissions payable to underwriters or brokers and all transfer taxes and transfer fees in connection with a registration of Registrable Securities pursuant to this Agreement and any other expense of the Holders, as applicable, not specifically allocated to the Company pursuant to this Agreement relating to the sale or disposition of such Holder’s Registrable Securities pursuant to any Registration Statement.
3. Rules 144 and 144A Reporting.
With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, until such date as no Holder owns any Registrable Securities, the Company agrees to:
     (a) at all times after the effective date of the first registration statement under the Securities Act filed by the Company for an offering of its securities to the general public, use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144(c);
     (b) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

     (c) if the Company is not required to file reports and other documents under the Securities Act and the Exchange Act, make available other information as required by, and so long as necessary to permit sales of Registrable Securities pursuant to, Rule 144 and Rule 144A and in any event shall provide to each Holder a copy of:
     (i) the Company’s annual consolidated financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in accordance with U.S. generally accepted accounting principles, accompanied by an audit report of the Company’s independent accountants, no later than 90 days after the end of each fiscal year of the Company, and
     (ii) the Company’s unaudited quarterly financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in a manner consistent with the preparation of the Company’s annual financial statements, no later than 45 days after the end of each fiscal quarter of the Company.
     (d) take such further actions consistent with this Section 3, as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such Registrable Securities without registration.
4. Registration Procedures.
In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect or cause to be effected the registration of the Registrable Securities under the Securities Act to permit the public resale of such Registrable Securities by the Holder or Holders in accordance with the Holders’ intended method or methods of resale and distribution (which methods shall be commercially reasonable), and the Company shall:
     (a) notify Selling Holders’ Counsel, if any, in writing, at least 20 Business Days prior to filing a Registration Statement (other than a Subsequent Shelf Registrant Statement notice which is set forth in Section 2), of its intention to file such Registration Statement with the SEC and, at least 15 Business Days prior to filing, provide a copy of the Registration Statement to Selling Holders’ Counsel, if any, for review and comment, which comments shall be provided within 10 Business Days of delivering such Registration Statement; prepare and file with the SEC, as specified in this Agreement, a Registration Statement, which Registration Statement shall comply in all material respects as to form with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its best efforts to reflect in such Registration Statement, when so filed with the SEC, such comments as Selling Holders’ Counsel, if any, may reasonably propose; notify Selling Holders’ Counsel, if any, in writing, at least two Business Days prior to the filing of any amendment or supplement to a Registration Statement, and within a reasonable time prior to filing, provide a copy of such amendment or supplement to Selling Holders’ Counsel, if any, for review and comment and use its best efforts to reflect in such amendment or supplement, when so filed with the SEC, such comments as Selling Holders’ Counsel, if any, may reasonably propose; and use its commercially reasonable efforts to cause such Registration Statement to become effective as promptly as practicable following such filing (and in any event as provided in Section 2(a)) and to remain effective, subject to Section 5 hereof, until the earlier of (i) such time as all Registrable Securities covered thereby have been sold in accordance with the intended methods of distribution of such Registrable Securities, and (ii) the date on which no Holder holds Registrable Securities; provided, however, that the Company shall not be required to cause any Subsequent Shelf Registration Statement to become effective; provided, further, that if the Company has an effective Shelf Registration Statement, Subsequent Shelf Registration Statement or Additional Shelf Registration Statement on Form N-2 under the Securities Act and becomes eligible to use a short-form Registration Statement under the Securities Act, the Company may, upon 30 days’ prior written notice to all Holders of Registrable Securities, register any Registrable Securities registered but not yet distributed under the effective Shelf Registration Statement, Subsequent Shelf Registration Statement or Additional Shelf Registration Statement on such short-form Shelf Registration Statement and, once the short-form Shelf Registration Statement is declared effective, de-register such shares under the previous Shelf Registration Statement, any Subsequent Shelf Registration Statement or Additional Shelf Registration Statement or transfer filing fees from the previous Shelf Registration Statement, Subsequent Shelf Registration Statement or Additional Shelf Registration Statement (such transfer pursuant to Rule 429, if applicable) unless the Holders holding at least a majority of the shares registered by the Holders under the initial Shelf Registration Statement, any Subsequent Shelf Registration Statement or Additional Registration Statement notify the Company within 10 days of receipt of the Company notice that such a registration under a new Registration Statement and de-registration of the initial Shelf Registration Statement, any Subsequent Shelf Registration Statement or Additional Shelf Registration Statement would materially interfere with such Holders’ distribution of Registrable Securities already in progress, in which case the Company shall delay the effectiveness of the short-form Shelf Registration Statement and de-registration for a period of not less than 20 days from the date that the Company receives the notice from such Holders requesting a delay;
     (b) subject to Section 4(i) hereof, (i) prepare and file with the SEC such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period described in Section 4(a) hereof, (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 and (iii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the method or methods of distribution set forth in the “Plan of Distribution” section of the Prospectus;
     (c) furnish to the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; the Company consents, subject to Section 5, to the lawful use of such Prospectus, including each preliminary

Prospectus, by the Holders, if any, in connection with the offering and sale of the Registrable Securities covered by any such Prospectus;
     (d) use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Securities by the time the applicable Registration Statement is declared effective by the SEC under all applicable state securities or “blue sky” laws of such United States jurisdictions as any Holder with Registrable Securities covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Section 4(a) and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to take any action to comply with this Section 4(d) if it would require the Company or any of its subsidiaries to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 4(d) and except as may be required by the Securities Act, (ii) subject itself to taxation in any such jurisdiction or (iii) submit to the general service of process in any such jurisdiction;
     (e) use its commercially reasonable efforts to cause all Registrable Securities covered by such Registration Statement to be registered and approved by such other governmental agencies or authorities in the United States, if any, as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Securities; provided, however, that the Company shall not be required to take any action to comply with this Section 4(e) if it would require the Company or any of its subsidiaries to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 4(e) and except as may be required by the Securities Act, (ii) subject itself to taxation in any such jurisdiction or (iii) submit to the general service of process in any such jurisdiction;
     (f) notify Selling Holders’ Counsel, if any, and each Holder with Registrable Securities covered by a Registration Statement promptly and, if requested by Selling Holders’ Counsel, if any, or any such Holder, confirm such advice in writing, (i) when such Registration Statement has become effective and when any post-effective amendments thereto become effective or upon the filing of a supplement to any Prospectus, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus or for additional information and (iv) of the happening of any event during the period such Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the Prospectus, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (which information shall be accompanied by an instruction to suspend the use of the Registration Statement and the Prospectus (such instruction to be provided in the same manner as a Suspension Notice) until the requisite changes have been made, at which time notice of the end of suspension shall be delivered in the same manner as an End of Suspension Notice);
     (g) during the period of time referred to in Section 4(a) above, use commercially reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as practicable;
     (h) upon request, furnish to Selling Holders’ Counsel, if any, and each requesting Holder with Registrable Securities covered by a Registration Statement, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);
     (i) except as provided in Section 5, upon the occurrence of any event contemplated by Section 4(f)(iv) hereof, use its commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that such Registration Statement or related Prospectus or document incorporated therein by reference will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (j) if requested by the representative of the underwriters, if any, or any Holder of Registrable Securities being sold in connection with an Underwritten Offering, (i) as promptly as practicable incorporate in a Prospectus supplement or post-effective amendment such material information as the representative of the underwriters, if any, or such Holder indicates in writing relates to them and (ii) use its commercially reasonable efforts to make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received written notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;
     (k) enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form and reasonably satisfactory to the Company) and take all other reasonable action in connection therewith in order to expedite or facilitate the distribution of the Registrable Securities included in such

Registration Statement and, in the case of an Underwritten Offering, make representations and warranties to the Holders of Registrable Securities covered by such Registration Statement and to the underwriters in such form and scope as are customarily made by issuers to selling stockholders and underwriters in underwritten offerings, respectively, and confirm the same to the extent customary if and when requested;
     (l) use its commercially reasonable efforts to make available for inspection by one representative selected by the Holders holding a majority of the Registrable Securities included in any Registration Statement and, with respect to an Underwritten Offering, the representative underwriters participating in any disposition pursuant to a Registration Statement and any one law firm retained by each of the Holders and the underwriters, respectively, during normal business hours and upon reasonable notice, all financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company and/or Tortoise Capital Advisors to supply all information reasonably requested by such parties in connection with a Registration Statement and the due diligence review of the Registration Statement and the information contained or incorporated therein; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and notifies the foregoing parties of such confidential nature shall not be disclosed by the foregoing parties unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a material misstatement or omission in a Registration Statement or Prospectus, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public by the Company; provided, further, that to the extent practicable, the foregoing inspection and information gathering shall be coordinated on behalf of the Holders and the other parties entitled thereto by one law firm designated by and on behalf of the Holders and the other parties;
     (m) use its commercially reasonable efforts (including, without limitation, seeking to cure in the Company’s listing or inclusion application any deficiencies cited by the exchange or market) to list or include all Registrable Securities on the New York Stock Exchange or the Nasdaq Stock Market;
     (n) use its commercially reasonable efforts to prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Registration Statement as required by Section 4(a) hereof, the Company shall register the Registrable Securities under the Exchange Act and shall maintain such registration through the effectiveness period required by Section 4(a) hereof;
     (o) provide a CUSIP number for all Registrable Securities, not later than the effective date of the Registration Statement;
     (p) (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements covering at least 12 months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 (or any similar rule promulgated under the Securities Act), no later than 90 days after the end of each fiscal year of the Company and (iii) delay the effectiveness of any Registration Statement or Prospectus or not file any amendment or supplement to such Registration Statement or Prospectus to which Selling Holders’ Counsel, if any, or any Holder of Registrable Securities covered by such Registration Statement shall have, based upon the written opinion of counsel, objected on the grounds that such Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, provided that the Company may file and request effectiveness of such Registration Statement following such time as the Company shall have used its commercially reasonable efforts to resolve any such issue with Selling Holder’s Counsel, if any, or such objecting Holder and shall have advised Selling Holder’s Counsel, if any, or such Holder in writing of its reasonable belief that such filing complies with the requirements of the Securities Act;
     (q) provide and cause to be maintained a registrar and transfer agent for all Registrable Securities covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement;
     (r) in connection with any sale or transfer of the Registrable Securities (whether or not pursuant to a Registration Statement) that will result in the securities being delivered no longer being Registrable Securities, cooperate with the Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold, which certificates shall not bear any transfer restrictive legends (other than as required by the Company’s charter) and to enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or the Holders may reasonably request at least three Business Days prior to any sale of the Registrable Securities;
     (s) upon effectiveness of the first Registration Statement filed by the Company, take such actions and make such filings as are necessary to effect the registration of the Common Shares under the Exchange Act simultaneously with or as soon as practicable following the effectiveness of the Registration Statement to the extent such registration has not already taken place;
     (t) in the case of an Underwritten Offering, use its best efforts to furnish or cause to be furnished to the underwriters a signed counterpart, addressed to the underwriters, of: (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, in customary form and reasonably satisfactory to the underwriters (an “Opinion”); and (ii) a “cold comfort” letter, dated the effective date of the Registration Statement and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as the underwriters may reasonably request and are customarily obtained by underwriters in underwritten public offerings (a “Comfort Letter”);
     (u) at a reasonable time prior to the filing of any Prospectus, any amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to Selling Holders’ Counsel, if any, and make representatives of the Company as shall be reasonably requested by Selling Holders’ Counsel, if any, available for discussion of such document; and
     (v) in connection with the initial filing of a Registration Statement and each amendment thereto with the SEC, prepare and timely file with the NASD all forms and information required or requested by the NASD.
The Company may require the Holders to furnish to the Company such information regarding the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Securities and no Holder shall be entitled to be named as a selling stockholder in any Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not provide such information to the Company. Any Holder that sells Registrable Securities pursuant to a Registration Statement shall be required to be named as a selling stockholder in the related Prospectus and to deliver or cause to be delivered a Prospectus to purchasers. Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.
Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f)(ii), 4(f)(iii) or 4(f)(iv) hereof, such Holder will immediately discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of copies of the supplemented or amended Prospectus. If so directed by the Company, such Holder will deliver to the Company (at the reasonable expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.
5. Black-Out Period.
     (a) Subject to the provisions of this Section 5, the Company shall have the right, but not the obligation, from time to time, to suspend the use of a Registration Statement following the effectiveness of the Registration Statement (and the filings with any international, federal or state securities commissions), if a Suspension Event (as defined herein) occurs. If the Company elects to suspend the effectiveness and/or use of a Registration Statement following the occurrence of a Suspension Event, the Company, by written notice to Selling Holders’ Counsel, if any, and the Holders (a “Suspension Notice”), shall notify such parties in writing that the effectiveness of the Registration Statement has been suspended and shall direct the Holders to suspend sales of the Registrable Securities pursuant to the Registration Statement until the Suspension Event has ended. A “Suspension Event” shall be deemed to have occurred if: (i) the managing underwriter(s) of an Underwritten Offering has advised the Company that the offer or sale of Registrable Securities pursuant to the Registration Statement would have a material adverse effect on the Company’s Underwritten Offering; (ii) the Board of Directors of the Company in good faith has determined that the offer or sale of any Registrable Securities would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company; or (iii) the Board of Directors of the Company has determined in good faith, that it is required by law, or that it is in the best interests of the Company, to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to ensure that the Prospectus included in the Registration Statement (1) contains the information required under Section 10(a)(3) of the Securities Act; (2) discloses any fundamental change in the information included in the Prospectus; or (3) discloses any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information. Upon the occurrence of any Suspension Event, the Company shall use its best efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Securities as soon as practicable. In no event shall the Company be permitted to suspend the use of a Registration Statement in any 12-month period for more than 30 consecutive days or for more than an aggregate of 60 days, except as a result of a refusal by the SEC to declare any post-effective amendment to the Registration Statement effective after the Company has used its best efforts to cause such post-effective amendment to be declared effective, in which case the Company shall terminate the suspension of the use of the Registration Statement immediately following the effective date of the post-effective amendment.
     (b) If the Company gives a Suspension Notice to Selling Holders’ Counsel, if any, and the Holders to suspend sales of the Registrable Securities following a Suspension Event, the Holders shall not effect any sales of the Registrable Securities pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined herein). If so directed by the Company in writing, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder’s possession of the Prospectus covering the Registrable Securities at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Securities pursuant to the Registration Statement (or such filings) upon delivery by the Company of a notice in writing that the Suspension Event or its potential effects are no longer continuing (an “End of Suspension Notice”), which End of Suspension Notice shall be given by the Company to Selling Holders’ Counsel, if any, and the Holders in the same manner as the Suspension Notice promptly following the conclusion of any Suspension Event and its effect.
     (c) Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice with respect to any Registration Statement pursuant to this

Section 5, the Company agrees that it shall extend the period of time during which such Registration Statement shall be maintained effective pursuant to this Agreement by one times the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and provide copies of the supplemented or amended Prospectus necessary to resume sales, with respect to each Suspension Event; and, if applicable, the period for which the shares of Common Shares covered by such Registration Statement remain Registrable Securities shall be commensurately extended.
6. Indemnification, Contribution.
     (a) The Company agrees to indemnify and hold harmless each Holder, each Person who participates as an underwriter (any such Person being an “Underwriter”) and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or any Free Writing Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or arising out of any material misstatement or omission in the information conveyed to an investor at the time it made its investment decision;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) or any Free Writing Prospectus.
     (b) Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company, each Underwriter and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Company, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) or any Free Writing Prospectus in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such Holder expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto) or any Free Writing Prospectus; provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.
     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     (e) If the indemnification provided for in this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative fault of the Company on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     No Person: (i) guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; or (ii) shall be entitled to indemnification or contribution from the Company under this Section 6 for conduct of the type described in Section 17(i) of the Investment Company Act of 1940.
          For purposes of this Section 6, each Person, if any, who controls a Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Holder, and each director of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

7. Market Stand-Off Agreement.
Notwithstanding anything to the contrary in the Subscription Agreements, each Holder agrees that it shall not, to the extent requested by the Company or an underwriter of the Company’s Common Shares, without the prior written consent of the Company and such underwriter(s), directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares (including the Warrants), whether now owned or hereafter acquired by the undersigned (excluding Common Shares acquired in the IPO or acquired in the open market following the IPO) or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Shares, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise sell (other than in any such case to bona fide donees of the purchaser, in each case, who agree to be similarly bound by completing and executing a copy of the Investment Representation, Transfer and Market Stand-Off Agreement and furnishing it to the Company) within the ninety (90) days following the effective date of a Registration Statement for an Underwritten Offering. The provisions of this Section 7 shall remain in full force and effect for all Holders of the Common Shares until such time as a Holder no longer holds any Registrable Securities.
8. Termination of the Company’s Obligations.
The Company shall have no further obligations pursuant to this Agreement at such time as no Registrable Securities are outstanding; provided, however, that the Company’s obligations under Sections 3, 6 and 10(a) through and including 10(n) of this Agreement shall remain in full force and effect following such time.
9. Underwritten Offerings.
     (a) If any of the Registrable Securities covered by the Shelf Registration Statement or any Additional Shelf Registration Statement are to be offered and sold in an Underwritten Offering, the investment bank or investment banks and manager or managers that will administer the offering shall be selected by the Holders of a majority of such Registrable Securities to be included in such offering.
     (b) No Holder may participate in any Underwritten Offering proposed under the Shelf Registration Statement or any Additional Shelf Registration Statement unless such Holder (i) agrees to sell such Holder’s Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers-of-attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

10. Miscellaneous.
     (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under this Agreement may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under this Agreement. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
     (b) No Conflicting Agreements. The Company is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to the Company’s securities that conflicts with the rights granted to the Holders in this Agreement. The Company represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company’s securities under any other agreements. The Company will not take any action with respect to the Registrable Securities which would adversely affect the ability of any of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement.
     (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and Holders of a majority of outstanding Registrable Securities; provided, however, that, no consent is necessary from any of the Holders in the event that this Agreement is amended, modified or supplemented for the purpose of curing any ambiguity, defect or inconsistency that does not adversely affect the rights of any Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by such Holder; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 10(c), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.
     (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (A) when made, if made by hand delivery, (B) upon confirmation, if made by telecopier, (C) one Business Day after being deposited with such courier, if made by overnight courier or (D) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:
     (i) if to a Holder, at the most current address given by the registrar and transfer agent of the Securities to the Company;
     (ii) if to the Company, to:
Tortoise Capital Resources Corporation
c/o Tortoise Capital Advisors, LLC
10801 Mastin Boulevard, Suite 222
Overland Park, Kansas 66210
Attention: Terry Matlack
Telecopy No: (913) 981-1021
with a copy to (for informational purposes only):
Blackwell Sanders Peper Martin, L.L.P.
4801 Main Street, Suite 1000
Kansas City, MO 64112
Attention: Steve Carman, Esq.
Telecopy No.: (816) 983-8080
or to such other address as such person may have furnished to the other persons identified in this Section 10(d) in writing in accordance herewith.
     (e) Stock Legend. In addition to any other legend that may appear on the stock certificates evidencing the Registrable Securities, for so long as any Securities or Additional Securities remain Registrable Securities each stock certificate evidencing such Registrable Securities shall contain a legend to the following effect: “THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND ENTITLED TO THE OBLIGATIONS AND BENEFITS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED AS OF APRIL ___, 2007.”
     (f) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than subsequent Holders of Registrable Securities, if such subsequent Holders are deemed to be such Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
     (g) Enforceability of Agreement by Holders. No Holder shall have the right to enforce the Agreement unless and until such Holder fulfills all of its obligations hereunder.
     (h) Successors and Assigns. Any person who purchases any Securities or Additional Securities from any Holder shall be deemed, for purposes of this

Agreement, to be an assignee of such Holder, as the case may be. This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of each of the parties hereto and shall inure to the benefit of and be binding upon each Holder of any Securities or Additional Securities.
     (i) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.
     (j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     (k) Governing Law. THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
     (l) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.
     (m) Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreements, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.
     (n) Submission to Jurisdiction. Except as set forth below, no claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company hereby consents to the jurisdiction of such courts and personal service with respect thereto. THE COMPANY HEREBY WAIVES ALL RIGHTS TO TRIAL BY

JURY IN ANY PROCEEDING (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. The Company agrees that a final judgment in any such Proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours, TORTOISE CAPITAL RESOURCES CORPORATION
By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

KENMONT SPECIAL OPPORTUNITIES MASTER FUND, L.P.
By:	Kenmont Investments Management, L.P.

By:
Name:
Title:

MAN MAC MIESQUE 10B, LTD.
By:	Kenmont Investments Management, L.P.

By:
Name:
Title:

DENNIS L. BAUMANN TRUST A U/T/A DATED 11/24/92

By:

Name:

	Address:	17054 S. Demi Drive
Belton, MO 64012

IRWIN BLITT REVOCABLE TRUST U/A DTD 1/28/79 AS AMENDED

By:

Name:

	Address:	8900 State Line Road
Suite 333
Leawood, KS 66206

GREG BRICKER AND CYNTHIA JEAN CALBERT TEN ENT

By:

Name:

	Address:	308 N.E. Wicklow Court
Lee’s Summit, MO 64064

JOHN T. BOWEN

By:

Name:

	Address:	11705 Manor Leawood, KS 66211

MAX CAULKINS

By:

Name:

	Address:	1600 Broadway
Suite 1400
Denver, CO 80202

CF PARTNERS, LP

By:

Name:

	Address:	8900 State Line Road
Suite 333
Leawood, KS 66206

KEITH COPAKEN & AMY L. COPAKEN JTWROS

By:

Name:

	Address:	8900 State Line Road
Suite 333
Leawood, KS 66206

JON COPAKEN & SHELLEY COPAKEN TEN ENT

By:

Name:

	Address:	8900 State Line Road
Suite 333
Leawood, KS 66206

JAMES COPAKEN TRUST

By:

Name:

	Address:	8900 State Line Road
Suite 333
Leawood, KS 66206

PAUL COPAKEN REVOCABLE TRUST DTD 10/24/79 AS AMENDED

By:

Name:

	Address:	8900 State Line Road
Suite 333
Leawood, KS 66206

THOMAS M. CRAY REVOCABLE TRUST DTD 10/9/00

By:

Name:

	Address:	9808 Pflumm Road
Lenexa, KS 66215

ROBIN CUNNINGHAM

By:

Name:

	Address:	5521 Crestwood Drive
Kansas City, MO 64110

BRADFORD M. EPSTEN

By:

Name:

	Address:	1030 W. 66th Terrace
Kansas City, MO 64113

JACK FINGERSH DTD 8/21/1992 AS AMENDED

By:

Name:

	Address:	1010 Walnut Street
Suite 500
Kansas City, MO 64106

JAMES S. GERSON REVOCABLE TRUST U/A DTD 4/94

By:

Name:

	Address:	5353 Sunset Drive
Kansas City, MO 64112

LAURA MARCIA WOLFF GREENBAUM TRUST U/A 9/20/78 AS AMENDED

By:

Name:

	Address:	6035 High Drive
Shawnee Mission, KS 66208

IRVINE O. HOCKADAY JR. REVOCABLE TRUST DTD 5/16/96

By:

Name:

	Address:	2600 Grand Blvd.
Suite 450
Kansas City, MO 64108

J.A.S. TRUST DTD 7/6/72

By:

Name:

	Address:	414 Nichols Road
P.O. Box 410889
Kansas City, MO 64141

JPJ INVESTMENTS

By:

Name:

	Address:	800 W. 47th Street
Suite 300
Kansas City, MO 64112

BRIAN & SUSAN KAUFMAN

By:

Name:

	Address:	5050 W. 87th Street
Prairie Village, KS 66207

RICHARD B. KLEIN REV TRUST U/A DTD 6/8/93 AS AMENDED

By:

Name:

	Address:	8104 W. 99th Street
Overland Park, KS 66212

CURTIS KRIZEK

By:

Name:

	Address:	4200 Somerset Drive
Suite 200
Prairie Village, KS 66208

CHRISTOPHER D. LONG & ANGIE K. LONG JTWROS

By:

Name:

	Address:	4801 Main Street
Suite 520
Kansas City, MO 64112

DONALD R. MCDONALD & DEBORAH S. MCDONALD JTWROS

By:

Name:

	Address:	12516 Sherwood
Leawood, KS 66209-3133

MARGARET A. NERMAN IRREV. TRUST U/A 7/20/05

By:

Name:

	Address:	2345 Grand Blvd.
Suite 2400
Kansas City, MO 64108

LEWIS E. NERMAN REV. TRUST DTD 10/19/89 AS AMENDED

By:

Name:

	Address:	11709 Manor Road
Leawood, KS 66211

PFF, INC.

By:

Name:

	Address:	800 W. 47th Street
Suite 300
Kansas City, MO 64112

PYNE FAMILY TRUST

By:

Name:

	Address:	69 Stern Lane
Atherton, CA 94027

MICHAEL T. PLATT TRUST DTD 5/20/03

By:

Name:

	Address:	14232 Nieman Road
Overland Park, KS 66221

LEE SCHLESSMAN

By:

Name:

	Address:	1301 Pennsylvania
Suite 800
Denver CO 80203

SBS INVESTORS, LLC

By:

Name:

	Address:	P.O. Box 1297
Des Moines, IA 50321

LORI F. SIMMONS LIVING TRUST DTD 1/9/04

By:

Name:

	Address:	4200 Somerset Road
Suite 245
Prairie Village, KS 66208

BETSEY & FREDERICK SOLBERG

By:

Name:

	Address:	850 W. 52nd Street
Kansas City, MO 64112

LINDA M. STURGEON TRUST U/A DTD 6/16/92

By:

Name:

	Address:	16950 206th Street
Tonganoxie, KS 66086-5017

ROBERT A. TUCCI

By:

Name:

	Address:	3716 W. 64th Street
Mission Hills, KS 66208

GERALD M. WHITE TRUST UA DTD 12/19/85

By:

Name:

	Address:	1912 West 61st Terr.
Mission Hills, KS 66208

LEWIS WHITE NONEXEMPT MARITAL TRUST U/T/A DTD 12/29/86 AS AMENDED

By:

Name:

	Address:	8900 State Line Road
Suite 333
Leawood, KS 66206

DELMAR EQUITY PARTNERS, L. P.

By:

Name:

	Address:	301 Elk Woods Road
Cordillera, CO 81632

ROBERT N. EPSTEN TRUST U/A DATED 6/29/1993

By:

Name:

	Address:	5200 Belleview Avenue
Kansas City, MO 64112

RJ INVESTMENTS LP

By:

Name:

	Address:	5200 Belleview Avenue
Kansas City, MO 64112

KRISTIN D. WEBSTER REVOCABLE TRUST DTD 4/10/2000

By:

Name:

	Address:	3700 W. 65th Street
Mission Hills, KS 66208-1738

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